UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2026

Latch, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 N Price Road, Suite 2, Olivette, MO 63132

(Address of principal executive offices, Including Zip Code)

(314) 200-5218

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On July 20, 2026, the U.S. District Court for the Southern District of New York (the “District Court”) issued an order granting preliminary approval of the proposed settlement of the consolidated derivative actions captioned In re Latch Inc. Derivative Litigation, Case No. 1:23-cv-01273-JGK (S.D.N.Y.). As previously disclosed, the parties agreed to a settlement-in-principle to resolve this action in March 2026 and plaintiffs filed a motion for preliminary approval of the proposed settlement on July 1, 2026, including a Stipulation and Agreement of Settlement (the “Stipulation”).

Pursuant to the District Court’s order granting preliminary approval of the settlement, copies of (i) the Stipulation and Agreement of Settlement (and exhibits thereto) and (ii) the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Stipulation and Agreement of Settlement.
99.2	Notice of Pendency and Proposed Settlement of Stockholder Derivative Action.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	July 30, 2026	By:	/s/ Priyen Patel
		Name:	Priyen Patel
		Title:	Chief Strategy & Legal Officer